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                                                                      EXHIBIT 11


                       ZALE CORPORATION AND SUBSIDIARIES
                    Computation of Earnings Per Common Share
                                  (unaudited)
                (amounts in thousands except per share amounts)


                                                                    Three Months Ended               Nine Months Ended
                                                                          April 30,                       April 30,
                                                                  ----------------------          ----------------------
                                                                     1996         1995 (1)          1996         1995(1)
                                                                 ----------     ----------        --------      --------
Primary:
   Net earnings (loss) applicable to common stock                $   (2,439)     $  (3,994)       $ 43,886      $ 34,602
                                                                 ==========      =========        ========      ========

   Shares
       Weighted average number of common shares
         outstanding                                                 35,106         34,964          35,029        34,964
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                               ---  (2)       --- (2)          621           358
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                                              ---  (2)       --- (2)          699           408
                                                                 ----------      ---------        --------      --------
       Weighted average number of common shares
         outstanding as adjusted                                     35,106         34,964          36,349        35,730
                                                                 ==========      =========        ========      ========


Net earnings (loss) per common share                             $    (0.07)     $   (0.11)       $   1.21      $   0.97
                                                                 ==========      =========        ========      ========


Fully Diluted:
   Net earnings (loss) applicable to common stock                $   (2,439)     $  (3,994)       $ 43,886      $ 34,602
                                                                 ==========      =========        ========      ========

   Shares
       Weighted average number of common shares
         outstanding                                                 35,106         34,964          35,029        34,964
       Assuming exercise of options reduced by the
         number of shares which could have been
         purchased with the proceeds from exercise
         of such options                                               ---  (2)       --- (2)          908           367
       Assuming exercise of warrants reduced by
         the number of shares which could have been
         purchased with the proceeds from exercise
         of such warrants                                              ---  (2)       --- (2)        1,019           435
                                                                 ----------      ---------        --------      --------
       Weighted average number of common shares
         outstanding as adjusted                                     35,106         34,964          36,956        35,766
                                                                 ==========      =========        ========      ========

Net earnings (loss) per common share                             $    (0.07)     $   (0.11)       $   1.19      $   0.97
                                                                 ==========      =========        ========      ========

 (1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution less than 3%.

(2) Not used in the calculation of weighted average number of common shares outstanding due to the antidilutive effect of the common stock equivalents.